Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-291659, 333-276298) and Form S-8 (File Nos. 333-284255, 333-293487 and 333-290717) of our report dated April 15, 2025 with respect to the consolidated financial statements of Streamex Corp. (f/k/a BioSig Technologies, Inc.) included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Marcum LLP

Marlton, New Jersey

March 31, 2026